Registration No. 33-10559

                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.   20549

                         POST-EFFECTIVE AMENDMENT NO. 6
                                      TO
                                   FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                LUBY'S, INC.
_______________________________________________________________________________
                (Exact name of issuer as specified in its charter)

          Delaware                                         74-1335253
_______________________________                   _____________________________
(State of Incorporation)                                (I.R.S. Employer
                                                       Identification No.)

                               2211 Northeast Loop 410
                               Post Office Box 33069
                                 San Antonio, Texas                78265-3069
_______________________________________________________________________________
                       (Address of principal executive offices)   (Zip Code)

                             LUBY'S, INC. PERFORMANCE UNIT PLAN
_______________________________________________________________________________
                                 (Full title of plan)

                                    HOLLY H. FULLER
                         Cauthorn Hale Hornberger Fuller Sheehan
                             Becker & Beiter Incorporated
                           700 N. St. Mary's Street, Suite 600
                              San Antonio, Texas  78205
_______________________________________________________________________________
                         (Name and address of agent for service)

                                  (210) 271-1700
_______________________________________________________________________________
       (Telephone number, including area code, of agent for service)

     This Amendment is filed by Luby's, Inc., a Delaware corporation (the "Company"). The Company has heretofore registered (on Form S-8) 120,000 shares of its common stock for issuance under the Company's Performance Unit Plan (the "Plan") plus such indeterminate number of additional shares as may be issuable by reason of the operation of the anti-dilution provisions of awards issued under the Plan.

     The Plan was terminated by the Board of Directors of the Company on October 26, 2000, at which time there were no outstanding awards issued under the Plan. When the Plan was terminated, 137,201 shares reserved for issuance under the Plan remained unissued.

     Accordingly, the Company hereby removes from registration all shares of common stock unissued at the termination of the Plan.


                                       SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Antonio, and the State of Texas, as of the __________ day of _______________ , 2001.

                                                   LUBY'S, INC.
                                                   (a Delaware corporation)

                                                   By: /s/DAVID B. DAVISS
                                                       ______________________
                                                       David B. Daviss, Acting
                                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Date                              Name and Title
_____________________                           _______________________________


/s/DAVID B. DAVISS                              David B. Daviss, Chairman of the
_____________________                           Board, Acting Chief Executive
February 6, 2001                                Officer, Acting Chief Financial
                                                Officer, and Director


/s/RONALD K. CALGAARD                           Ronald K. Calgaard, Director
_____________________
February 6, 2001

                                                Roger R. Hemminghaus, Director
_____________________
February 6, 2001

/s/JIMMY W. WOLIVER                             Jimmy W. Woliver, Director
_____________________
February 6, 2001

                                                Judith B. Craven, Director
_____________________
February 6, 2001

/s/ARTHUR R. EMERSON                            Arthur R. Emerson, Director
_____________________
February 6, 2001

/s/ROBERT T. HERRES                             Robert T. Herres, Director
_____________________
February 6, 2001

                                                Walter J. Salmon, Director
_____________________
February 6, 2001

/s/JOANNE WINIK                                 Joanne Winik, Director
_____________________
February 6, 2001